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                                                                    EXHIBIT 10.8

                              DATED 31 March 1999



                     MCI WORLDCOM GLOBAL NETWORKS U.S. INC



                                      and



                     MCI WORLDCOM GLOBAL NETWORKS LIMITED



                                      and



                   TELEMONDE INTERNATIONAL BANDWIDTH LIMITED



               -------------------------------------------------



                        TRANSMISSION CAPACITY AGREEMENT



               -------------------------------------------------





                                CLIFFORD CHANCE






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                               Table of Contents


    1.   Interpretation ..................................................  1

    2.   Provision of Capacity............................................  4

    3.   Acceptance Testing...............................................  6

    4.   Operations and Maintenance Procedures............................  7

    5.   Payment..........................................................  7

    6.   Use of Capacity..................................................  9

    7.   Warranties....................................................... 10

    8.   Liability........................................................ 11

    9.   Term, Termination and Suspension................................. 12

   10.   Force Majeure.................................................... l5

   11.   Confidentiality.................................................. 15

   12.   Assignment and Subcontracting.................................... 16

   13.   Publicity........................................................ 17

   14.   Severability..................................................... 17

   15.   Variation........................................................ 18

   16.   Partnership...................................................... 18

   17.   Waiver........................................................... 18

   18.   Notices.......................................................... 18

   19    Entire Agreement................................................. 19

   20.   No Exclusive Remedy.............................................. 19

   21.   Governing Law.................................................... 19

   22.   Counterparts..................................................... 19

   SCHEDULE 1  Technical Specifications................................... 21

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   SCHEDULE 2  Operations and Maintenance Procedures.....................  23

   SCHEDULE 3  Charges...................................................  28

   SCHEDULE 4  Acceptance Test Specification.............................  29

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                       TRANSMISSION CAPACITY AGREEMENT

     THIS AGREEMENT is made the       day of                1998

     BETWEEN:

     (1) MCI WORLDCOM GLOBAL NETWORKS U.S., INC. whose registered office is at 9 East Lookerman Street, Dover, Kent, Delaware 19901 USA; and

     (2) MCI WORLDCOM GLOBAL NETWORKS LIMITED whose registered office is at Clarendon House, 2 Church Street, Hamilton, Bermuda (together with MCI WorldCom Global Networks U.S., Inc., referred to herein as "MCI WorldCom"); and

     (3) TELEMONDE INTERNATIONAL BANDWIDTH LIMITED, whose registered office is at Craigmuir Chambers, Road Town, Tortola, British Virgin Islands ("Telemonde").


     WHEREAS:

     (A) MCI WorldCom owns or has an interest in international telecommunications facilities across Europe and the USA.

     (B) Telemonde wishes to acquire from MCI WorldCom transmission capacity over such facilities between the Sites, as defined herein.


     NOW IT IS HEREBY AGREED as follows:

     1.   INTERPRETATION

     1.1 The words and phrases used in this Agreement shall, unless otherwise expressly provided, have the meanings ascribed to them below:

          "Acceptance Certificate" means an acceptance certificate in the form provided by MCI WorldCom to Telemonde from time to time;

          "Acceptance Tests" means the tests set out in the Test Specification, to be conducted by MCI WorldCom in accordance with Clause 3;

          "Act" means the Telecommunications Act 1984 (as amended or substituted from time to time);

          "Activation Request Form" means an activation request form in the form provided by MCI WorldCom to Telemonde from time to time;

          "Agreement" means this Agreement together with the Schedules hereto:

          "Annual Charge" means, in relation to each Unit of Capacity, the amount specified in Schedule 3 and payable to MCI WorldCom in accordance with Clause 5, and "Annual Charges" shall be construed accordingly;





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          "Associated Company" means, in relation to a party, any subsidiary or holding company of such party and any subsidiary of such holding company (the terms "holding company" and "subsidiary" being as defined in sections 736 and 736A Companies Act 1985);

          "Business Days" means any days excluding Saturdays and Sundays on which commercial banks are open for business in the country where the relevant notice is to be delivered or where the relevant activity is to be performed;

          "Cable Lifetime" means the lifetime of the Gemini fibre optic submarine and terrestrial cable system as set forth in the C&MA;

          "Capacity" means the point to point transmission capacity provided between the Sites, as detailed in Schedule 1;

          "C&MA" means the construction, operation and maintenance agreement for the Gemini fibre optic submarine and terrestrial cable system, as amended from time to time by Gemini Submarine Cable System Limited in accordance with the terms thereof;

          "Charges" means, together, the Purchase Price and the Annual Charges;

          "Confidential Information" means all confidential information
          (whether written, oral or in electronic format) designated as such by the disclosing party, together with all such other information which relates to the operations, business, affairs, customers, services, products, developments, plans, intentions, trade secrets, know-how and personnel of the disclosing party which may reasonably be regarded as the confidential information of the disclosing party;

          "Demarcation Point" means that point at which MCI WorldCom Network is connected to Telemonde Network for the purpose of the provision of Capacity hereunder as specified in Schedule 1;

          "Emergency Works" has the meaning ascribed thereto in the Act;

          "Fault" means a material defect, fault or impairment in the Capacity duly notified to MCI WorldCom in accordance with Schedule 2;

          "Force Majeure" means any event beyond a party's reasonable control affecting the performance by that party of its obligations hereunder including (to the extent that such events are beyond the affected party's reasonable control), but not limited to, acts of God, insurrection or civil disorder, malicious damage, accident, breakdown, war or military operations, national or local emergency, acts or omissions of Government regulatory or highway authority, industrial disputes of any kind, fibre cuts, fire, flood, lightning, explosion, subsidence, inclement weather and acts or omissions of persons or bodies (other than a Telemonde Customer) beyond the reasonable control of the affected party;

          "IRU" means the "indefeasible right of use" in a Unit of Capacity for the Cable Lifetime;

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          "LIBOR Rate" means the arithmetic mean of the offered rates of leading banks for London Interbank deposits expressed as a rate per annum, for deposits in US Dollars for six months as displayed on the LIBOR page of the Reuters Monitor Money Rate service at or about 11:00am on the date on which the LIBOR Rate is to be determined;

          "London Site" means an On-Net Location in London;

          "MCI WorldCom Network" means the Service Equipment and any other infrastructure used by MCI WorldCom to provide the Capacity;

          "New York Site" means one of 60 Hudson Street, New York, USA and 111 8th Avenue, New York, USA;

          "On-Net Location" means any site having a direct connection to the MCI WorldCom Network via an MCI WorldCom point of presence;

          "Operations and Maintenance Procedures" means those procedures set out in Schedule 2;

          "Project Manager" means the representatives nominated by each of the Parties in accordance with Clause 2.3 from time to time;

          "Purchase Price" means the amount specified in Schedule 3 and payable to MCI WorldCom for the Capacity in accordance with Clause 5;

          "RFS Date" means, in respect of each Unit of Capacity, the date upon which the Acceptance Tests shall have been successfully completed in respect of such Unit of Capacity as evidenced by the signature by each of the parties of an Acceptance Certificate in relation thereto, whether actual or deemed in accordance with Clause 3.9;

          "Scheduled Maintenance" means the planned works to be conducted by or on behalf of MCI WorldCom in order to maintain or repair the Capacity as notified to Telemonde and affected Telemonde Customers in accordance with Schedule 2 or otherwise agreed between the parties;

          "Service Equipment" means the multiplex or other equipment provided by MCI WorldCom and installed at a Site to enable Telemonde to receive the Capacity;

          "Site" means a New York Site or London Site, as specified in the Activation Request Form, and "Sites" shall be construed accordingly;

          "Target Date" means that date with effect from which Telemonde has requested or the parties have agreed that the Capacity be activated,
`         in accordance with Clause 2.5 or Clause 2.7.1;

          "Technical Specification" means the technical specifications set out in Schedule 1 hereto;

          "Telemonde Customer" means a third party with whom Telemonde has entered into an end user capacity supply agreement for the grant of rights to a Unit of Capacity in

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          accordance with Clause 12.4, and "Telemonde Customers" shall be construed accordingly;

          "Telemonde Equipment" means any equipment owned or used by Telemonde (other than Service Equipment) that is installed at a Site and which is used by Telemonde to access the Capacity;

          "Telemonde Network" means the telecommunications infrastructure owned and operated by Telemonde (or by any Associated Company thereof) under an applicable regularity authority;

          "Test Specification" means the test specification set out in
          Schedule 4 hereto;

          "Unit" means, in relation to the Capacity, a transmission channel comprising a VC-4 container interfaced at STM-1 level, and "Units" shall be construed accordingly.

     1.2 References in this Agreement to "MCI WorldCom", and "Telemonde", "Telemonde Customers" and "Communications Collateral Limited" shall include their respective successors (whether by operation of law or otherwise) and permitted assigns.

     1.3 The headings are included in this Agreement for ease of reference only and shall not affect the interpretation or construction of this Agreement.

     1.4 References in this Agreement to Clauses and Schedules shall be deemed to be references to the clauses of and schedules to this Agreement.

     2.   PROVISION OF CAPACITY

     2.1 With effect from the date of signature of this Agreement and throughout the term of this Agreement, MCI WorldCom shall, subject to Telemonde complying with all its obligations and undertakings under this Agreement, reserve the Capacity exclusively for Telemonde.

     2.2 In consideration for the obligations and undertakings of Telemonde set out in this Agreement and with effect from the RFS Date in respect of each Unit of Capacity, MCI WorldCom shall:

          2.2.1 grant Telemonde an IRU in the Capacity between the specified New York Site and MCI WorldCom, Aylesbury Street (UK2), London, England; and

          2.2.2 lease Telemonde the Capacity between MCI WorldCom, Aylesbury Street (UK2), London, England and the specified London Site, and shall make such Capacity available to Telemonde from the applicable RFS Date for the term of this Agreement.

     2.3 Each party shall, as soon as reasonably practicable following execution of this Agreement, nominate a Project Manager who shall be that party's representative for all operational matters. Each party shall notify the other party and keep the other party notified of any change in the identity of such Project Manager.

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     2.4  Telemonde shall be entitled at any time following the execution of this Agreement by delivery to MCI WorldCom of an Activation Request Form duly completed in accordance with Clause 2.5 to request the activation of up to two Units of Capacity between the Sites.

     2.5 Each Activation Request Form delivered by Telemonde to MCI WorldCom shall specify, in respect of each Unit of Capacity:

          2.5.1  which New York Site is to be used;

          2.5.2  the exact location of the London Site; and

          2.5.3 the date on which Telemonde requires activation of such Unit of Capacity (being a date not less than 30 Business Days' following the date of delivery of such Activation Request
                 Form to MCI WorldCom), which date shall be the Target Date for such Unit of Capacity.

     2.6 Telemonde acknowledges that MCI WorldCom may have insufficient capacity available to it within the MCI Network to provide the Capacity to each On-Net Location. Where there is insufficient capacity within the MCI WorldCom Network to permit the provision of the Capacity to any Site specified by Telemonde in its Activation Request Form by the proposed Target Date, MCI WorldCom shall notify Telemonde within 12 Business Days following receipt of such Activation Request Form and shall confirm to Telemonde the date on which MCI WorldCom reasonably anticipates being able to make the Capacity available.

     2.7 In the event that MCI WorldCom delivers to Telemonde a notice in accordance with Clause 2.6, Telemonde shall by written notice to MCI WorldCom either:

          2.7.1 conform its requirements as set out in the Activation Request form, in which case the parties shall use reasonable endeavors to agree a revised Target Date; or

          2.7.2 revise its requirements by delivery to MCI WorldCom of a revised Activation Request Form and the provisions of Clauses
                 2.4 to 2.11 shall apply.

     2.8 MCI WorldCom shall use its reasonable endeavors to ensure that the RFS Date for each Unit of Capacity occurs on or prior to the applicable Target Date.

     2.9 MCI WorldCom shall liaise with the Project Manager appointed by Telemonde in accordance with Clause 2.3 and shall notify such Project Manager not less than bi-monthly of any delays which it reasonably believes are likely to occur in a RFS Date.

     2.10 In the event that the RFS Date does not occur within a period of eight weeks following the applicable Target Date in respect to each Unit of Capacity (or in the event that MCI WorldCom shall notify Telemonde, in accordance with Clause 2.9, that the applicable RFS Date is likely to occur following the expiry of such eight week period), Telemonde shall be entitled to notify MCI WorldCom in writing, such notice to take effect immediately on receipt, that it no longer requires delivery of such Unit of

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          Capacity, in which case MCI WorldCom shall following the date of service of such notice refund to Telemonde any portion of the Purchase Price already paid by it in relation to such Unit of Capacity and, save in respect of any liability arising up to the date of such notice, neither party shall have any further obligations in relation to the provision of such Unit of Capacity.

     2.11 Telemonde acknowledges that MCI WorldCom may from time to time revise or vary any aspect of the Capacity save that the Capacity and each Unit shall notwithstanding such variation remain compliant with the terms of this Agreement, including, without limitation, the Technical Specification.

     3.   ACCEPTANCE TESTING

     3.1 MCI WorldCom shall, following the delivery to it of a notice in accordance with Clause 2.4, install the Service Equipment at the Sites.

     3.2 Following the installation by MCI WorldCom of the Service Equipment MCI WorldCom shall perform the Acceptance Tests in relation to the Service Equipment and the relevant Unit of Capacity in accordance with the Test Specification.

     3.3 MCI WorldCom shall notify Telemonde (through the Project Manager appointed in accordance with Clause 2.3) of its intention to conduct Acceptance Tests.

     3.4 MCI WorldCom shall notify Telemonde of the successful completion of Acceptance Tests by delivery to Telemonde of an Acceptance Certificate duly signed on behalf of MCI WorldCom and shall provide to Telemonde a copy of the results of such Acceptance Tests.

     3.5 Telemonde shall be entitled upon delivery to it of an Acceptance Certificate in accordance with Clause 3.4 to perform such testing of the Capacity as it may require to demonstrate compliance of the Capacity with the Technical Specification.

     3.6 Telemonde shall, within a five day period following the date of the receipt of the Acceptance Certificate in accordance with Clause 3.4 either:

          3.6.1 confirm to MCI WorldCom its acceptance of the Capacity by its counter-signature of such Acceptance Certificate, in which case such date shall be the RFS Date (such confirmation not to be unreasonably withheld); or

          3.6.2 notify MCI WorldCom of those aspects of the Capacity which it does not believe to be compliant with the Technical Specification and provide to MCI WorldCom together with such notice the results of the testing conducted by it evidencing such non-compliance.

     3.7 In the event that Telemonde shall notify MCI WorldCom in accordance with Clause 3.6.2, MCI WorldCom shall perform such works as MCI WorldCom reasonably deems to be required to remedy the defects notified to MCI WorldCom. Upon the completion of such works the provisions of Clauses 3.2 to 3.9 shall apply.

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     3.8  In the event that any defects notified to MCI WorldCom in accordance with Clause 3.6.2 shall be attributable to the equipment of Telemonde or otherwise to an act or omission of Telemonde or its agents, MCI WorldCom shall be entitled to invoice Telemonde for any costs reasonably incurred in investigating and remedying such defects in accordance with Clause 3.7, such invoice being payable in accordance with Clause 5.5, in which case the date of signature by MCI WorldCom of the Acceptance Certificate shall in this case by the RFS Date.

     3.9 In the event that Telemonde shall fail within the timescales set out in Clauses 3.6 to deliver a notice to MCI WorldCom, it shall be deemed to have accepted such Capacity and to have counter-signed the Acceptance Certificate on the date of signature of such Acceptance Certificate by MCI WorldCom and the date of signature of such Acceptance Certificate by MCI WorldCom shall be the RFS Date.

     4.   OPERATIONS AND MAINTENANCE PROCEDURES

     4.1 The parties shall comply, and Telemonde shall procure the compliance of the Telemonde Customers, with the Operations and Maintenance Procedures in respect of the performance of Scheduled Maintenance and Emergency Works and the reporting and rectification of Faults. MCI WorldCom shall have no obligation to comply with Operations and Maintenance Procedures in respect of any Telemonde Customer in respect of whom Telemonde has not provided MCI WorldCom with the information set out in Clause 12.5.

     4.2 MCI WorldCom shall furnish the Capacity and shall cause the Capacity to be maintained in accordance with the terms of the C&MA.

     5.   PAYMENT

     5.1 In consideration for the obligations and undertakings of MCI WorldCom set out in this Agreement, Telemonde shall pay the Charges in accordance with the provisions of this Clause 5.

     5.2 MCI WorldCom shall be entitled to invoice Telemonde for the Purchase Price on or after the date of signature hereof.

     5.3 MCI WorldCom shall be entitled to invoice Telemonde for the Annual Charges annually in advance on or about 1 January of each year. Liability for payment of the Annual Charge due in respect of each Unit of Capacity shall commence on the earlier of the relevant RFS Date and 30 June 1999. The Annual Charges for the partial year commencing on the relevant RFS Date or 30 June 1999 shall be pro-rated and MCI WorldCom shall be entitled to invoice Telemonde for such pro-rated amount for each Unit of Capacity on or after the earlier of those two dates.

     5.4 Telemonde shall pay or shall procure payment to MCI WorldCom of US$ 6,500,000 (being the portion of the Purchase Price applicable to the first Unit activated) by no later than 10 a.m. on 12 April 1999 into a bank account designated by MCI

          WorldCom. Telemonde acknowledges that the obligation to pay this amount in accordance with this Clause 5.4 is a material obligation for the purposes of Clause 9.3.

     5.5 Telemonde shall make payment for all Charges or other amounts duly invoiced to it in accordance with this Clause 5 (other than the portion of the Purchase Price applicable to the first Unit) within thirty (30) days of the date of delivery to it of an invoice.

     5.6 Telemonde acknowledges that the Charges are exclusive of VAT (or such other similar taxes as may be levied from time to time) which shall be invoiced to and payable by Telemonde in accordance with this Clause 5 where applicable.

     5.7 On receiving any payment of or towards the purchase price for the second Unit of Capacity from a Telemonde Customer under an end user capacity supply agreement, Telemonde shall immediately pay such amount (up to the Purchase Price owing in respect of such Unit) into a bank account controlled and operated jointly by MCI WorldCom and Telemonde, in accordance with the Designated Account Agreement dated
          31 March 1999.

     5.8 Subject to Clause 5.10, MCI WorldCom shall be entitled to charge and receive interest on any sums (other than the portion of the Purchase Price applicable to the second Unit) which are overdue at the rate of 3% above the LIBOR Rate until the date of payment in full, whether before or after any judgment. Such interest shall be calculated and shall accrue on a daily basis.

     5.9 Subject to Clause 5.10, MCI WorldCom shall be entitled to charge and receive interest on any portion of the Purchase Price applicable to the second Unit of Capacity, if such amount has not been paid to MCI WorldCom in full on or by the earlier of:

          5.9.1  30 June 1999; and

          5.9.2 a date three Business Days after the earlier of: (1) the date on which Telemonde receives payment of the purchase price in full for such Unit from the relevant Telemonde Customer, and
                 (ii) the RFS Date plus 30 days,

          at the rate of 3% above the LIBOR Rate, calculated from the earlier of the dates specified in this Clause 5.9 until the date of payment to MCI WorldCom in full, whether before or after any judgment. Such interest shall be calculated and shall accrue on a daily basis.

     5.10 In the event that Telemonde shall, by notice to MCI WorldCom, request activation of a Unit of Capacity on or prior to a Target date being a date prior to 30 June 1999 and the RFS Date in respect of such Unit of Capacity is delayed beyond that date due to MCI WorldCom's default, then, notwithstanding the provisions of Clauses 5.8 and 5.9, MCI WorldCom shall only be entitled to charge and receive interest on the portion of the Annual Charge and Purchase Price relating to such Unit of Capacity from the later of the dates specified in Clauses 5.8 and 5.9 in respect of such Unit of Capacity and the RFS Date. Such interest shall be at the rate of 3% above LIBOR Rate, calculated from the later of the dates specified in this Clause 5.10 until the date of payment in full, whether before or after any judgment, and shall be calculated and shall accrue on a daily basis.

     6.   USE OF CAPACITY

     6.1 Telemonde shall grant or shall procure the grant to MCI WorldCom of such rights of access to each Site and shall provide to MCI WorldCom such facilities and information as MCI WorldCom may reasonably require to enable it to perform its obligations and exercise its rights under this Agreement.

     6.2 Telemonde acknowledges that, where the provision by MCI WorldCom of the Capacity shall require the modification of any equipment of Telemonde or Telemonde Customer, MCI WorldCom shall not be liable for the performance of any works entailed in effecting such modification and such works shall be the sole responsibility of and shall be performed at the sole expense of Telemonde or relevant Telemonde Customer.

     6.3 Telemonde warrants and undertakes that it shall, and where a London Site is a third party site, shall procure that a third party shall:

          6.3.1 house the Service Equipment in accordance with MCI WorldCom's reasonable instructions as may be given from time to time;

          6.3.2 not move, modify, relocate or in any way interfere with the Service Equipment;

          6.3.3 not cause the Service Equipment to be repaired, serviced or otherwise attended to otherwise than by an authorised representative of MCI WorldCom;

          6.3.4 not let, sell or transfer any Service Equipment nor create or allow any mortgage, charge, lien, pledge or other encumbrance or security interest whatsoever to be placed on the Service Equipment;

          6.3.5 not use the Service Equipment except in accordance with such reasonable instructions as MCI WorldCom may from time to time give;

          6.3.6 permit MCI WorldCom to inspect or test the Service Equipment at all reasonable times;

          6.3.7 upon termination of this Agreement, permit MCI WorldCom access to each Site to facilitate the removal of the Service Equipment.

          6.3.8 not, through its use of any Telemonde Equipment or otherwise, cause any interruption of, or interference to, the MCI WorldCom Network, prevent the use of similar equipment by other owners, operators or users of the MCI WorldCom Network, impair privacy of any communications over the MCI WorldCom Network or cause damage to any plant or equipment or create hazards to any user, owner or operator of the MCI WorldCom Network.

     6.4 Telemonde may, at its option, by notice in writing, request access to any Unit of Capacity at the Porthcurno cable station or other access point. MCI WorldCom shall, on delivery of such notice, discuss with Telemonde in good faith the technical and commercial feasibility of such access. Telemonde acknowledges that the provision of such access shall in all cases be subject to payment by Telemonde of MCI WorldCom's and any third party's reasonable costs in providing such access.

6.5 If MCI WorldCom and Telemonde agree to provide access to the Porthcurno cable station in accordance with Clause 6.4, MCI WorldCom shall, on Telemonde's request, use reasonable endeavors to facilitate the onward connection of that Unit on to the Flag cable system through the interconnection at the Porthcurno cable station facility. Telemonde acknowledges that MCI WorldCom does not represent or warrant that onward connection will be possible, available or permitted.

7     WARRANTIES

7.1 MCI WorldCom represents to, warrants and covenants with Telemonde as follows:

      7.1.1 MCI WorldCom is duly organised and validly existing under the laws of its State or jurisdiction of organisation, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

      7.1.2 This Agreement constitutes a valid and binding obligation of MCI WorldCom, enforceable against MCI WorldCom in accordance with its terms;

      7.1.3 MCI WorldCom has obtained, and shall use commercially reasonable efforts to maintain in good standing, all such consents, approvals, licences, permits and other approvals, both governmental and private, as may be necessary (as at the date of performance) to permit MCI WorldCom to perform its obligations under this Agreement; and

      7.1.4 MCI WorldCom shall perform its obligations under this Agreement in a manner consistent with applicable law.

7.2 Save as expressly provided herein, no warranties, conditions, representations or agreements are expressed or implied by MCI WorldCom in relation to the Capacity. Notwithstanding anything to the contrary in this Agreement, MCI WorldCom does not warrant or present that the Capacity will be fault-free and any implied warranties and conditions of any nature are hereby expressly excluded.

7.3 Telemonde represents to, warrants and covenants with MCI WorldCom as follows:

      7.3.1 Telemonde is a limited liability company, duly organised and validly existing under the laws of its State or jurisdiction of organisation, is qualified to do business in all jurisdiction (domestic and foreign) in which such qualification is required by applicable law, and has the requisite authority to execute this Agreement and to perform its obligations hereunder;

      7.3.2 This Agreement constitutes a valid and binding obligation of Telemonde, enforceable against Telemonde in accordance with its terms;

      7.3.3 There are no pending and, to Telemonde's knowledge, no threatened claims, actions, suits, audits, investigations or proceedings by or against Telemonde which could have an adverse effect on Telemonde's ability to perform its obligations under this Agreement.

      7.3.4 Telemonde has obtained, and shall use commercially reasonable efforts to maintain in good standing, and shall ensure that all third parties with whom it has entered into an agreement for the purchase or use of part or all of the Capacity have so obtained and so maintain, all such consents, approvals, licenses, permits and other approvals, both governmental and private, as may be necessary (as at the date of performance) to permit Telemonde to perform its obligations under this Agreement and to permit Telemonde and such third parties to acquire and use the Capacity;

      7.3.5 Telemonde shall not create or permit to exist, any liens, encumbrances or charges to be placed upon the Capacity or Telemonde's rights under this Agreement other than liens, encumbrances or charges of financial institutions or others against Telemonde's assets generally in connection with financing arrangements by Telemonde;

      7.3.6 Telemonde shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use the Capacity, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner; and

      7.3.7 Telemonde shall use the Capacity and shall cause all other persons using the Capacity to use such Capacity in such a manner so as not to cause any interruption of, or interference to, the MCI WorldCom Network or the use of any other capacity on the MCI worldCom Network.

8.    LIABILITY

8.1 Subject to Clause 8.3 and save in respect of any amounts due and owing in accordance with Clause 5 and save in respect of any liability arising out of a party's wilful default, but notwithstanding anything else in this Agreement, each party's liability to the other in contract, tort (including negligence or breach of statutory duty) or otherwise arising in connection with this Agreement shall be limited to:

      8.1.1 one million pounds ((pound sign)1,000,000) per event or series of connected events; and

      8.1.2 two million pounds ((pound sign)2,000,000 in any twelve (12) month period.

8.2 Subject to Clause 8.3 but notwithstanding anything else in this Agreement, neither party shall in any event be liable to the other in contract, tort (including negligence or breach of statutory duty) or otherwise for indirect or consequential losses under or arising in connection with this Agreement including, but not limited to, loss of business, revenues, anticipated savings or profit.

8.3 Nothing in this Agreement shall be deemed to limit either party's liability in respect of death or personal injury caused by or arising from that party's negligence or of fraud.

8.4 Should any limitations or provision contained in this Clause 8 be held to be invalid under any applicable statute or rule of law, it shall to that extent be deemed omitted.

9.    TERM, TERMINATION AND SUSPENSION

9.1 This Agreement shall come into effect on the date hereof and shall, subject to earlier termination in accordance with this Clause 9 or Clause 10.5, continue in effect for the Cable Lifetime.

9.2 Either party may terminate this Agreement by service on the other party of notice in writing, having effect forthwith, if the other party shall become insolvent or have an administrator, receiver or administrative receiver appointed over a substantial part of its assets or go into liquidation (whether compulsory or voluntary) otherwise than for the purposes of amalgamation or reconstruction or be subject to an order for dissolution by a court of competent jurisdiction or shall make any compromise or arrangement with its creditors or make an application a court of competent jurisdiction for protection from creditors or have any form of execution or distress levied upon, or an encumbrancer take possession of or sell, a substantial part of its assets or cease to carry on business, or if, an equivalent event occurs in relation to that party in any jurisdiction, PROVIDED THAT, if Telemonde has paid the Purchase Price to MCI WorldCom in full in respect of any Unit of Capacity in accordance with this Agreement and MCI WorldCom is the terminating party under this Clause 9.2, then:

      9.2.1 MCI WorldCom shall give Telemonde and Communications Collateral Limited seven (7) days' notice in writing of termination under this Clause 9.2;

      9.2.2 during such notice period, the relevant Telemonde Customer may, at its option, enter into an agreement in a form reasonably approved by MCI WorldCom or, in the case of Communications Collateral Limited, the form of the transmission capacity resale agreement entered into between Communications Collateral Limited and Telemonde (as approved by MCI WorldCom); and

      9.2.3 the rights of a Telemonde Customer to any Unit of Capacity under any agreement entered into under clause 9.2.2 shall be unaffected by and survive termination of this Agreement.

9.3 Either party may terminate this Agreement by service on the other party of not less than thirty (30) days' notice in writing specifying a material breach by the other party of a material obligation (excluding an obligation to pay the charges other than the portion of the Purchase Price applicable to the first Unit) and requiring that the breach is remedied, such notice only taking effect where that breach is not remedied during such period, PROVIDED THAT, if:

          9.3.1 the Purchase Price has been paid to MCI WorldCom in full in respect of the first Unit of Capacity in accordance with Clause 5.4;

          9.3.2 MCI WorldCom is the terminating party under this Clause 9.3; and

          9.3.3 neither Communications Collateral Limited nor any of its end customers nor any person with an interest in or right to all or part of the Capacity obtained through Communications Collateral Limited has caused or contributed to such breach.

          then:

          9.3.4 MCI WorldCom shall give Telemonde and Communications Collateral Limited seven (7) days' notice in writing of termination under this Clause 9.3;

          9.3.5 during such notice period, Communications Collateral Limited may, at its option, enter into an agreement with MCI WorldCom in the form of the transmission capacity resale agreement entered into between Communications Collateral Limited and Telemonde (as approved by MCI WorldCom), and Communications Collateral Limited warrants and undertakes that immediately upon entry into that agreement it shall not be in breach of its terms;

          9.3.6 the rights of Communications Collateral Limited to the first Unit of Capacity under an agreement entered into under Clause
                 9.3.5 shall be unaffected by and survive termination of this Agreement; and

          9.3.7 MCI WorldCom acknowledges that Communications Collateral Limited is not required to remedy the breach giving rise to termination of this Agreement by MCI WorldCom under this Clause 9.3.

     9.4 In the event that MCI WorldCom has not received payment in full of the Annual Charge in respect of a Unit of Capacity on the applicable due date, MCI WorldCom shall be entitled to suspend service across such Unit of Capacity on giving seven (7) Business Days' notice in writing to Telemonde. MCI WorldCom shall restore service across such Unit of Capacity only on receipt by MCI WorldCom of payment by Telemonde of that Annual Charge, together with a restoration fee of 25% of such Annual Charge. In the event that the overdue Annual Charge and restoration fee are not paid on or by 1 January of the year following the date of the notice of suspension of service, MCI WorldCom shall be entitled to revoke the IRU and lease granted in respect of such Unit of Capacity, with immediate effect. Notwithstanding any other provision of this Agreement, MCI WorldCom acknowledges that it has no revocation rights in respect of the first Unit of Capacity during the term of the Agreement other than as set out in this Clause 9.4.

     9.5 Subject to Clause 9.6, MCI WorldCom shall be entitled to revoke the IRU and lease granted in respect of the second Unit of Capacity activated on giving seven (7) Business Days' notice in writing to Telemonde in the event that MCI WorldCom has not received the Purchase Price on or by the earlier of:

       9.5.1   30 June 1999; and

       9.5.2 a date three Business Days after the earlier of: (i) the date on which Telemonde receives payment of the purchase price in full for such Unit from the relevant Telemonde Customer, and (ii) the RFS Date plus 30 days.

9.6 Clauses 7, 8, this Clause 9.6 and Clauses 11, 13 and 21 shall continue in full force and effect notwithstanding termination of this Agreement.

9.7 Termination of this Agreement shall not operate as a waiver of any breach by a party of any of the provisions hereof and shall be without prejudice to any rightful remedies of either party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

10.    FORCE MAJEURE

10.1 Subject to compliance with Clauses 10.2, 10.3 and 10.4, any delay or failure to perform an obligation under this Agreement by a party (the "affected party") shall not constitute a breach of this Agreement to the extent that it is caused by an event of Force Majeure.

10.2 The affected party shall promptly notify the other party in writing of the estimated extent and duration of the affected party's inability to perform its obligations.

10.3 Upon the cessation of the event of Force Majeure, the affected party shall promptly notify the other party in writing of such cessation.

10.4 The affected party shall use all reasonable endeavours to mitigate the effect of each event of Force Majeure.

10.5 If, following three months from the date of notification under Clause 10.2, the event of Force Majeure persists, the unaffected party may forthwith terminate this Agreement by service of notice in writing on the affected party.

11.    CONFIDENTIALITY

11.1 Subject to Clauses 11.2 and 11.3, in respect of Confidential Information, each party shall:

       11.1.1 use such Confidential Information only for the purposes of this Agreement;

       11.1.2 disclose such Confidential Information to a third party only with the prior written consent of the other party or in accordance with Clause 11.3; and

       11.1.3 ensure that any third party to whom Confidential Information is disclosed under Clause 11.1.2 or 11.3 executes a confidentiality undertaking on the terms of this Clause 11.

11.2 The provisions of Clause 11.1 shall not apply to any Confidential Information which:

       11.2.1 is in or comes into the public domain other than by default of the recipient party;

       11.2.2 is or has already been independently generated by the recipient party;

       11.2.3 is in the possession of or is known by the recipient party prior to its receipt from the disclosing party; or

       11.2.4 is properly disclosed pursuant to and in accordance with a relevant statutory or regulatory obligation or (with the prior consent of either party, such consent not to be unreasonably withheld) to obtain or maintain any listing on a stock exchange.

11.3 Either party may disclose the Confidential Information provided to it to any Associated Company and to its professional advisors if and to the extent that such disclosure is required in the performance of its obligations hereunder.

12.    ASSIGNMENT AND SUBCONTRACTING

12.1 This Agreement is personal to the parties hereto and neither party shall, without the prior consent in writing of the other (such consent not to be unreasonably withheld or delayed), assign, charge or otherwise deal with the whole or any part of this Agreement or its rights or obligations hereunder other than to or in favour of any Associated Company of such party.

12.2 In the event of an assignment under clause 12.1, the assignor shall ensure that:

       12.2.1 not less than fourteen (14) days' prior notice in writing of such assignment is given to the other party;

       12.2.2 the assignee shall enter into an agreement with the other party whereby the assignee shall agree to be bound by the terms of this Agreement and, if required by the other party, the assignor shall guarantee the performance of this Agreement by the assignee; and

       12.2.3 In case of an assignment to an Associated Company, the assignor shall procure that all parts, rights and obligations of this Agreement that have been assigned are immediately reassigned to the assignor if that assignee ceases to be an Associated Company.

12.3 Either party may delegate the performance of its obligations hereunder to any Associated Company. Such party shall, notwithstanding such delegation, remain liable to the other party for the acts and omissions of such Associated Company as if they were its own acts and omissions.

12.4 MCI WorldCom agrees that Telemonde shall be entitled to grant rights to one or more Units of Capacity to third party end users, provided that the following conditions are met to MCI WorldCom's reasonable satisfaction:

     12.4.1 the terms and conditions of such grant (other than price and the payment terms for the purchase price) do not materially deviate from the end user capacity supply agreement approved by MCI WorldCom;

     12.4.2 Telemonde shall have notified MCI WorldCom of the identity of the end user prior to execution of the relevant end user capacity supply agreement;

     12.4.3 MCI WorldCom must have approved the financial standing of the end user (such approval not to be unduly delayed nor unreasonably withheld). MCI WorldCom shall only refuse approval of an end user on the basis of objective documentary evidence that indicates that the end user would be unable or is unlikely to meet its payment obligations under the relevant end user capacity supply agreement on an ongoing basis;

     12.4.4 MCI WorldCom must receive the benefit of the representations, warranties and covenants in Clauses 6.3 and 7.3 from the end user in relation to itself;

     12.4.5 Telemonde must have executed a deed of assignment by which it assigns to MCI WorldCom by way of security all present and future rights to receive payment from the end user under the end user capacity supply agreement; and

     12.4.6 Telemonde must have delivered to the end user a notice of the assignment referred to in Clause 12.4.5 in the form annexed to the deed of assignment.

     Any grant of rights to a Unit of Capacity other than in accordance with this Clause 12.4 shall be of no effect. Notwithstanding any grant by Telemonde of the Capacity to a third party, Telemonde shall remain liable for the performance of its obligations hereunder. Telemonde acknowledges that the Deed of Assignment dated 31 March 1999 and the Designated Account Agreement 31 March 1999 apply both to this Agreement and to any contractual arrangements made with Telemonde Customers.

12.5 In the event that Telemonde grants rights to one or more Units of Capacity pursuant to Clause 12.4, for the purposes of administering the network operation centre of the Gemini cable network (the "NOC"), Telemonde shall notify MCI WorldCom of such grant and shall provide MCI WorldCom with the following information: (a) the name and address of the Telemonde Customer;
     (b) the interest in the Capacity transferred; (c) the name, address, telephone number, facsimile number and e-mail address of the person (including appropriate escalation parties and procedures) authorised on behalf of the Telemonde Customer to interact with the NOC and (if different) the contact name, address, telephone number and fax number of the Telemonde Customer's local network operations centre or equivalent; (d) a certification by Telemonde that, notwithstanding such grant, Telemonde shall be fully liable for the performance of all its obligations under this Agreement; and (e) any other information as MCI WorldCom may reasonably request.

13.  PUBLICITY

     Neither party shall without the prior approval in writing of the other (such approval not to be unreasonably withheld) directly or indirectly make any release or statement to the press, radio, television or other media in any way connected with this Agreement.

14.  SEVERABILITY

14.1 The invalidity or unenforceability for any reason of any part of this Agreement shall not prejudice or affect the validity or enforceability of the remainder of this Agreement.

14.2 If further lawful performance of this Agreement or any part of it shall be made impossible by the final judgement or final order of any court of competent jurisdiction, commission or government agency or similar authority having jurisdiction over either party, the parties shall forthwith use their reasonable endeavours to agree amendments to this Agreement so as to comply with such judgement or order.

15.  VARIATION

     No variation, modification or addition to or deletion of any provision of this Agreement shall be effective unless agreed in writing by a duly authorised representative of MCI WorldCom and of Telemonde.

16.  PARTNERSHIP

     Nothing herein shall be deemed to constitute a partnership or joint venture between the parties or to constitute one party the agent of the other for any purpose whatsoever.

17.  WAIVER

     Failure by either party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it. No waiver shall be effective unless given in writing and no waiver of a breach of this Agreement shall constitute a waiver or any antecedent or subsequent breach. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

18.  NOTICES

18.1 Any notice required or authorised by this Agreement shall be in writing sent by prepaid registered post or facsimile transmission (immediately confirmed by post) and shall be deemed to have been received forty-eight
     (48) hours after such posting or transmission. Any such notices shall be addressed as follows:

     To MCI WorldCom:                  To Telemonde:

     C/- MCI WorldCom Limited          Telemonde International Bandwidth Limited

     14 Grays Inn Road                  Argonaut House
     London WC1X 8HN                    5 Park Road
                                        Hamilton HM 09
                                        Bermuda

     Attention: General Counsel         Attention: M.B. Collins

     Fax:  0171  750 3993               Fax: + 1 441 292 4069/6260

     Copy to: Account Manager           Copy to: Ian Hickson
              (Telemonde)                        Director, Legal Services

     Copy to: WorldCentre MCI WorldCom
              Daniel Goedkoop Straat 729
              1096 BD
              Amsterdam
              the Netherlands

     Fax:     + 31 20 711 7117          Fax: 0171 486 9300

18.2 Telemonde shall notify MCI WorldCom promptly following the date of this Agreement of the contact name, address and facsimile number for Communications Collateral Limited.

18.3 Either party may amend its address and facsimile number specified in Clause 18.1 or the address and facsimile number notified in Clause 18.2 by notice to the other party.

19.  ENTIRE AGREEMENT

     This Agreement constitutes the entire understanding between the parties relating to the Capacity and supersedes all previous agreements, understandings or commitments between the parties or representations or warranties made by either party whether oral or written with respect to the Capacity. Each party warrants to the other that it has not relied on any such agreement, understanding, commitment, representation or warranty (whether oral or in writing) in entering into this Agreement.

20.  NO EXCLUSIVE REMEDY

     Except where this Agreement expressly provides otherwise, the rights and remedies contained in this Agreement are cumulative and not exclusive of rights and remedies provided by law.

21.  GOVERNING LAW

21.1 This Agreement shall be governed and construed in accordance with English law.

21.2 The parties hereby submit to the non-exclusive jurisdiction of the English courts.

22.  COUNTERPARTS

     This Agreement may be executed in counterparts and shall, if signed by an authorised signatory of each of the parties hereto, be deemed to have been duly executed.

AS WITNESS the hands of the duly authorised representatives of the parties at the date first above written

for and on behalf of                           )
MCI WORLDCOM GLOBAL NETWORKS U.S., INC.        )


        illegible
-----------------------------------------

for and on behalf of                           )
MCI WORLDCOM GLOBAL NETWORKS LIMITED           )

        illegible
-----------------------------------------

for and on behalf of                           )
TELEMONDE INTERNATIONAL BANDWIDTH LIMITED      )  /s/ S. Williams
                                                  S. Williams
                                                  Director
------------------------------------------